UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 27, 2010
Rockville Financial, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	000-51239	30-0288470

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

25 Park Street, Rockville, CT	06066

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 291-3600
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (e) At its meeting on October 27, 2010, the Human Resources Committee of the Registrant’s Board of Directors approved the granting of Supplemental Executive Retirement Plans (“SERPs”) for Richard J. Trachimowicz, Executive Vice President, and John T. Lund, Senior Vice President and Chief Financial Officer. Both SERPs will have a five year vesting period and will be payable at age sixty. Under the SERPs, Mr. Trachimowicz will receive an annual benefit of $30,000 for twenty years and Mr. Lund will receive an annual benefit of $35,000 for twenty years. The Human Resources Committee authorized the Company to prepare and execute agreements to effect the above benefits. Such written agreements have not yet been prepared.
     At of the same meeting, the Human Resources Committee approved a 12.6% salary increase for Mr. Lund, whereby his base annual salary will be increased to $180,000 from $159,848 effective November 8, 2010. The increase was within a salary range recommended by the Registrant’s executive compensation consultant, Pearl Meyer & Partners.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2010	ROCKVILLE FINANCIAL, INC. Registrant
	By:	/s/ Christopher E. Buchholz
Christopher E. Buchholz
Executive Vice President